UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2011

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to the Incremental Assumption Agreement

On August 26, 2011, the Company, CB Richard Ellis Services, Inc., a subsidiary of the Company (“Services”), certain subsidiaries of Services, the lenders party thereto and Credit Suisse AG (“Credit Suisse”), as Administrative Agent, entered into Amendment No. 1 (the “First Amendment”) to the Incremental Assumption Agreement, dated as of March 4, 2011. The First Amendment provided that, among other things, the term loans under the Tranche C facility, which are intended to help finance the acquisition of ING Group N.V.’s real estate investment management operations in Europe and Asia as previously announced, may be funded into an escrow account prior to the consummation of the acquisition.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following document is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Amendment No. 1 to the Incremental Assumption Agreement, dated as of August 26, 2011, among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., the lenders party thereto, and Credit Suisse AG, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2011	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ Gil Borok
Gil Borok
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 1 to the Incremental Assumption Agreement, dated as of August 26, 2011, among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., the lenders party thereto, and Credit Suisse AG, as administrative agent.